AMENDED AND RESTATED

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Amended and Restated Membership Interest Purchase Agreement dated as of October 1, 2019 (this "Agreement"), is entered into by and among (i) MariMed, Inc., a Delaware corporation ("Buyer"), (ii) Mari Holdings IL LLC ("Mari Holdings"), KPG of Anna LLC ("KPG Anna"), and KPG of Harrisburg LLC ("KPG Harrisburg," and together with Mari Holdings and KPG Ann, KPG Harrisburg, the "Companies") and (iii) Roseann Naumovski, Gorgi Naumovski and Brad Galli (each, a "Seller," and collectively, the "Sellers"). The Sellers and the Companies are sometimes referred to herein as the "Seller Parties," and the Buyer and the Seller Parties are sometimes referred to herein as the "Parties," and each, a "Party."

Recitals

WHEREAS, the Sellers collectively own (i) 100% of the issued and outstanding membership interests of each of KPG Anna and KPG Harrisburg and (ii) 50% of the issued and outstanding membership interests of Mari Holdings (clauses (i) and (ii) collectively, the "Membership Interests");

WHEREAS, KPG Anna holds a medical dispensary license from the State of Illinois and operates a medical marijuana dispensary in Anna, Illinois (the "Anna Business");

WHEREAS, KPG Harrisburg holds a medical dispensary license from the State of Illinois and operates a medical marijuana dispensary in Harrisburg, Illinois (the "Harrisburg Business"); and

WHERAS, Mari Holdings owns certain real property located in Anna, Illinois and Harrisburg, Illinois that is leased to KPG Anna and KPG Harrisburg, respectively (the "Holdings Business"); and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Sellers have determined to sell, and the Buyer desires to purchase from the Sellers, the Membership Interests, all as more specifically provided herein (the "Transaction").

NOW, THEREFORE, intending to be legally bound, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

Agreement

1. Definitions. For purposes of this Agreement, the capitalized terms not otherwise defined in the body of this Agreement shall have the meanings ascribed to such terms in Exhibit A attached hereto, which defined terms are incorporated herein by reference.

2. Sale and Purchase of Membership Interests. Subject to and upon the terms and conditions contained in this Agreement, the Sellers shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase and acquire from the Sellers, good and marketable title to the Membership Interests at the Closing, free and clear of all Encumbrances of the Sellers

collectively 100% of the issued and outstanding membership interests of each of KPG Anna and KPG Harrisburg and (ii) 50% of the issued and outstanding membership interests of Mari Holdings (clauses (i) and (ii) collectively, the "Membership Interests");

3. Transaction.

3.1. Purchase Price. Upon satisfaction or waiver of each of the conditions set forth in Section 8, the aggregate consideration to be paid by the Buyer to the Sellers for the Membership Interests (the "Purchase Price") shall be one million (1,000,000) shares of common stock of the Buyer (the "Shares"), which shall be allocated among the Sellers as follows:

Brad Galli:	375,000 shares
Rosie Naumovski:	312,500 shares
Gorgi Naumovski:	312,500 shares

4. Closing. The closing of the sale and purchase of the Membership Interests (the "Closing") shall take place via electronic exchange of signature pages, as promptly as practicable, but in no event later than the second Business Day following the satisfaction or waiver of each of the conditions set forth in Section 8 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at Closing), or at such other time and place as the Buyer and the Sellers may agree in writing. The date on which the Closing occurs as of is the "Closing Date".

5. Representations and Warranties of the Seller Parties. Any disclosure under any section in the Disclosure Schedules will constitute disclosure under all other reasonably relevant sections of the Disclosure Schedules without the need for cross-references, but only to the extent that such relevance is reasonably apparent on the face of such disclosure. Except as set forth in the Disclosure Schedules, the Seller Parties, jointly and severally, hereby represent and warrant to the Buyer as of the date hereof, and at and as of the Closing Date, as follows:

5.1. Organization. The Companies are limited liability companies duly organized, validly existing and in good standing under the laws of the State of Illinois. The Companies have the requisite power and authority to own, lease and operate the properties now owned, leased and operated by them and to carry on their business as currently conducted. Each Company is duly qualified to do business as a foreign entity in each jurisdiction in which the nature of its business or the character of its properties makes such qualification necessary, except where the failure to do so would not have a Material Adverse Effect on such Company. None of the Companies has any subsidiaries or holds any equity securities of any other Person.

5.2. Enforceability. This Agreement and each other agreement or instrument executed and delivered by any Seller Party at the Closing (collectively, the "Seller Party Closing Documents") has been or will be duly authorized as of the Closing by all requisite action on the part of such Seller Party and constitute or will constitute as of the Closing the legal, valid and binding obligation of such Seller Party, enforceable against such Seller Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, fraudulent conveyance, reorganization, or other similar law affecting the enforceability of creditors' rights

generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity) (collectively, the "Enforceability Exceptions").

5.3. No Violation, Etc. The execution and delivery of this Agreement and each Seller Party Closing Document by the Companies, and the performance of their obligations hereunder and thereunder does not and will not (a) violate or conflict with any provision of the organizational documents of any of the Companies, (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default or give rise to any right of termination, cancellation or acceleration (with the passage of time, notice or both) under any Contract to which a Seller Party is a party or by which a Seller Party is bound, (c) violate or conflict with any Legal Requirement to which the Companies or any of their properties or assets are subject or (d) result in any Encumbrance on any assets of any of the Companies. Without limiting the foregoing, none of the Seller Parties have granted any right to any Third Party which would conflict with the conveyance of the Company Stock to Buyer.

5.4. Capitalization. The Membership Interests were duly authorized, validly issued, and are fully paid and non-assessable. There are no securities outstanding which are convertible into, exchangeable for, or carrying the right to acquire, equity interests (or securities convertible into or exchangeable for equity interests) of any of the Companies, or subscriptions, warrants, options, calls, convertible securities, registration or other rights or other arrangements or commitments obligating any of the Companies to issue, transfer or dispose of any of its equity interests or any ownership interest therein and there are no pre-emptive rights in respect of any securities of any of the Companies. There are no outstanding obligations of any of the Companies to repurchase, redeem or otherwise acquire any equity interests.

5.5. Title. Each Seller is the lawful owner of, and has good and marketable title to, all of the Membership Interests set forth opposite such Seller's name on Schedule 5.5 attached hereto, free and clear of all Encumbrances. None of the Sellers have granted a currently effective power of attorney or proxy to any person with respect to all or any part of the Membership Interests. There are no outstanding options, warrants or other similar rights in respect of the Membership Interests and, except as set forth in this Agreement, none of the Seller Parties is a party to or bound by any agreement, undertaking or commitment to, directly or indirectly, sell, exchange or transfer the Membership Interests.

5.6. Consents. No Seller Party is required to give any notice to or obtain any Consent from any Person in connection with such Seller Party's execution and delivery of this Agreement or any of the Seller Party Closing Documents, or the consummation or performance of the transactions contemplated hereby or thereby.

5.7. Legal Proceedings. There is no pending or, to the knowledge of any Seller Party, threatened Proceeding by or against any Seller Party (i) that relates to or may affect the business of any of the Companies or any of the Membership Interests; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated hereby. There are no Judgments currently outstanding involving or related to any of the Companies (or any of their managers, officers or members in their capacities as such) or affecting the Companies' assets.

5.8. Brokers or Finders. No Seller Party has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the sale of the Membership Interests or the transactions contemplated hereby.

5.9. Books and Records. All the books of account and other Records of the Company (including, without limitation, manager and member resolutions, minutes and written consents) have been made available to Buyer.

5.10. Property.

(a) Owned Property. Section 5.10(a) of the Disclosure Schedule delivered to Buyer contains a true, complete and correct list of all real property owned by Mari Holdings (the "Owned Real Property"). The buildings and properties owned by Mari Holdings are secured by mortgage to Du Quoin State Bank with the outstanding principal balance of approximately $ 855,000. The property and assets that the Companies own (including, without limitation, the Owned Real Property and the Tangible Personal Property of the Companies) are (i) free and clear of Encumbrances, and (ii) are in good operating condition and repair (subject to normal wear and tear). Mari Holdings has good and insurable fee simple title to all parcels of Owned Real Property. Except as set forth on Section 5.10(a) of the Disclosure Schedule, Mari Holdings has not granted any lease, license or other agreement granting to any Person any right to use or occupancy of the Owned Real Property or any portion thereof except to KPG Anna and KPG Harrisburg. Neither KPG Anna nor KPG Harrisburg own any real property. All Tangible Personal Property used in the business of a Company is in the possession of such Company.

(b) Leased Property. With respect to the property and assets that the Companies lease (including, without limitation, real property that a Company leases, subleases, licenses or otherwise uses or occupies (collectively, the "Leased Real Property")), (i) such Company is in compliance with all agreements related to such property and assets, (ii) such Company holds a valid leasehold interest free of any Encumbrances, other than those of the lessors of such property or assets and (iii) such property and assets are in good operating condition and repair (subject to normal wear and tear). Section 5.10(b) of the Disclosure Schedule contains a true, complete and correct list of agreements related to the Leased Real Property.

5.11. Title To Assets; Sufficiency. The Companies own good and marketable title to, or a valid lease or license, as applicable, to all of their assets free and clear of all Encumbrances. The furniture, machinery, equipment, vehicles, goods and other items of Tangible Personal Property of the Companies are structurally sound, are in satisfactory operating condition and repair, and are adequate for the uses to which they are currently being put, and none of such furniture, machinery, equipment, vehicles, goods and other items of Tangible Personal Property of the Companies is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The assets of the Companies are sufficient for the continued conduct of the business of the Companies after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business of the Companies as currently conducted.

5.12. Inventory. All inventory of the Companies will, whether or not reflected in the Balance Sheets, consist of a quality and quantity useable and saleable in the ordinary course of business consistent with past practice, except for obsolete, damaged or defective items that have been written off or written down to fair market value or for which adequate reserves have been established. All such inventory is owned by the Companies free and clear of all Encumbrances, and no inventory is held on a consignment basis. The quantities of each item of inventory (whether raw materials, work-in-process or finished goods) at the Closing will be consistent with the quantities historically held in by the Companies.

5.13. Suppliers. Section 5.13 of the Disclosure Schedule sets forth (a) the significant suppliers of the Companies for the twelve months preceding the date hereof (the "Material Suppliers"); and (b) the amount of purchases from each Material Supplier during such period. None of the Companies has received any written notice that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to such Company or to otherwise terminate or materially reduce its relationship with such Company.

5.14. Summary Financial Statements. Financial information consisting of a summary balance sheets of each Company as of December 31, 2018 and 2017 and the related statements of operations for the years then ended (collectively, the "Summary Financial Statements") are attached to Section 5.14 of the Disclosure Schedules. The Summary Financial Statements are based on the books and records of the Companies, and fairly represents in all material respects the financial condition of the Companies as of the dates they were prepared and the results of the operations of the Companies for the periods indicated.

5.15. Undisclosed Liabilities. The Companies do not have any indebtedness or other Liabilities except for (a) Liabilities specifically reflected on, and fully reserved against it, the Balance Sheets and (b) Liabilities which have arisen since the date of the Balance Sheets in the ordinary course of business and which are, in nature and amount, consistent with those incurred historically and are not material to the Companies, individually or in the aggregate.

5.16. Indebtedness. KPG Anna and KPG Harrisburg has no indebtedness other then a working capital line of credit with Mari Holdings. Mari Holdings has a note and mortgage to the Du Quoin State Bank as stated above (the ("Du Quoin Mortgage"). Any additional indebtedness is set forth in Section 5.16 of the Disclosure Schedules.

5.17. Taxes.

(a) The Seller Parties have timely filed all Tax Returns that were required to be filed by any of them (with respect to the Company), taking into account any valid extensions of time to file such Tax Returns. All such Tax Returns were true, correct and complete and have been prepared in compliance with all Legal Requirements. All Taxes owed by the Seller Parties (with respect to the Company) (whether or not shown on any Tax Return) have been timely paid. No penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax. None of the Companies are liable for any Tax of any other Person as a transferee or successor by Contract or otherwise.

(b) Each Company (i) has withheld from all employees, customers, independent contractors, creditors, members and any other applicable payees proper and accurate amounts for all taxable periods in compliance with all Tax withholding provisions of applicable federal, state, local and foreign laws, (ii) has remitted, or will remit on a timely basis, such amounts to the appropriate taxing authority, and (iii) has furnished or been furnished properly completed exemption certificates for all exempt transactions and has maintained records of such exemption certificates in compliance with all Legal Requirements.

(c) To the knowledge of any Seller Party, no audit, examination or other proceeding of any nature by a Governmental Body is presently in progress with respect to any Tax or Tax Return of any of the Companies. None of the Companies nor any member, manager, director or officer of the Companies has received (i) notice of commencement of an audit, examination of other proceeding of any nature by a Governmental Body with respect to any Tax or Tax Return of Company or Seller any such audit, examination or other proceeding, (ii) a request for information related to Tax matters or (iii) the assessment any additional Taxes for any period, nor does any Seller Party have any reason to expect any such items to be forthcoming. The Seller Parties have delivered to the Buyer correct and complete copies of all examination reports and statements of deficiencies assessed against or agreed to by any of the Companies or that relate to any open tax year.

(d) There are no liens for Taxes upon the assets of any of the Companies, other than liens for Taxes not yet due and payable. There are no outstanding agreements or waivers (by operation of law or otherwise) extending the statutory period of limitations applicable to any Tax or Tax Return of any Company for any period.

(e) No Company is a successor to any other Person. No Company is a party to any Tax allocation or sharing agreement (including any indemnity arrangement) pursuant to which it would have any obligation to make payments after the Closing. No Company is, nor has it ever been a member of an affiliated, combined or unitary group for Tax purposes. No Seller Party (i) has made any payments; (ii) is obligated to make any payments; or (iii) is a party to any agreement that could obligate it to make any payments that will not be deductible (in whole or in part) under Sections 162, 280G or 404 of the Code.

(f) The Seller Parties have made all payments of estimated and/or Composite Taxes required to be made under the Code and any comparable provision of state, local and foreign law.

(g) None of the assets of any Company is property that any Seller Party is required to treat as being owned by any other Person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of any of the Companies directly or indirectly, secures any debt the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of the Companies is "tax-exempt use property" within the meaning of Section 168(h) of the Code. None of the Companies own an interest in any controlled foreign corporation (as defined in section 957 of the Code), passive foreign investment company (as defined in section 1297 of the Code) or other entity the income of which is or could be required to be included in the income of a Company.

5.18. Employees; Employee Benefit Plans.

(a) Section 5.18 of the Disclosure Schedules sets forth a complete and correct list of each employee, consultant and independent contractor of each Company, including each such Person's (i) name, (ii) job title and (iii) salary or wage rates (including any bonus opportunities).

(b) Each Company has made available to the Buyer each employment, bonus, profit sharing, or other employee benefit plan, agreement, policy or arrangement maintained or contributed to, or required to be contributed to, by such Company for the benefit of any officer, employee, former employee, consultant, independent contractor or other service provider of such Company (collectively referred to herein as the "Employee Plans"). Section 5.18 of the Disclosure Schedule sets forth a complete and accurate list of all Employee Plans.

(c) Each Company has made all payments and contributions to or with respect to the Employee Plans of such Company on a timely basis as required by the terms of each such Employee Plan and any applicable law or regulation. Each Company has paid and will continue to pay all applicable premiums for any insurance contract which funds an Employee Plan of such Company for coverage provided through the Closing.

(d) Each Company has maintained all of its Employee Plans in material compliance with their terms and with all applicable provisions of ERISA, the Code and state laws.

(e) None of the Companies nor any of its affiliates (hereafter referred to as "ERISA Affiliate") that together with such Company are deemed a "single employer" within the meaning of Section 4001(a)(14) of ERISA, currently maintains any Employee Plan that is subject to Title IV of ERISA, and has not previously maintained any such Plan that has resulted in any material liability or potential material liability to such Company or its ERISA Affiliates under said Title IV.

(f) None of the Companies nor an ERISA Affiliate maintains, maintained or contributed to within the past five (5) years, any multiemployer plan, within the meaning of Section 3(37) or 4001(a)(3) of ERISA. None of the Companies nor an ERISA Affiliate currently has any liability to make withdrawal liability payments to any multiemployer plan.

5.19. Compliance With Legal Requirements; Governmental Authorizations.

(a) Except with respect to Legal Requirements other then 410 ILCS 130: Compassionate Use of Medical Cannabis Pilot Program (Illinois Statute) and regulations promulgated thereunder) regarding the manufacture, possession, use, sale or distribution of marijuana, the Companies are not in default or violation of any Legal Requirement applicable to the Companies. The Companies are not in default or violation of any provision of the Illinois statute or regulations promulgated thereunder. Except with respect to Governmental Authorizations (other than as required under Illinois statute) regarding the manufacture, possession, use, sale or distribution of marijuana, each Company has obtained and holds all material Governmental Authorizations required for the lawful operation of its business as and where such business is presently conducted. Each Company has all Governmental Authorizations required under Illinois statute and regulations promulgated thereunder for the lawful operation of

its business as and where such business is presently conducted. All Governmental Authorizations of the Companies have been delivered to the Buyer. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any such Governmental Authorization.

(b) All Governmental Authorizations of the Companies are in full force and effect, no violations are or have been recorded in respect of any such Governmental Authorization and no Proceeding is pending or to the knowledge of any Seller Party, threatened to enforce, revoke, terminate or limit any such Governmental Authorization. None of the Companies have received any notice from any Governmental Body of any deficiencies or violations of, or any remedial or corrective actions required in connection with, any Governmental Authorization of such Company or their renewal. All fees and charges with respect to the Governmental Authorizations of the Companies have been paid in full as of the date hereof and will be paid in full through the Closing Date.

5.20. Absence Of Certain Changes And Events. Except as set forth in Section 5.16 of the Disclosure Schedules, since the formation of Company, there has not been any:

(a) payment or increase (except, in either case, in the Ordinary Course of Business) by Company of any bonuses, salaries or other compensation to any member, manager, officer or employee, or entry into any employment, severance or similar Contract with any manager, officer or employee;

(b) change in the accounting methods used by Company;

(c) issuance of any equity securities of Company other than the Membership Interests owned by the Seller;

(d) sale, assignment, license or other transfer of any material assets of Company; or

(e) entry into, amendment, modification, acceleration or termination of any Material Contract.

5.21. Contracts; No Defaults.

(a) Section 5.21 of the Disclosure Schedules sets forth a true and correct list of all of the Material Contracts of the Companies, together with all amendments, waivers, modifications and supplements thereto.

(b) All of the Material Contracts are in full force and effect, and constitute legal, valid, binding and enforceable obligations against the Companies and, to the knowledge of the Seller Parties, any other parties thereto. No Company is in Breach under any Material Contract, nor, to the knowledge of the Seller Parties, is any other party to any such Material Contract in Breach thereunder.

(c) No customer, vendor, supplier or service provider has given any of the Companies notice that it intends to terminate or materially alter its business relationship with the Companies (whether as a result of the consummation of the transactions contemplated by this Agreement or otherwise).

5.22. Insurance. Section 5.22 of the Disclosure Schedules sets forth an accurate and complete list of all Insurance Policies currently owned or maintained by the Companies. All premiums due to date under such Insurance Policies have been paid and will be paid through the Closing Date, no Breach by Company exists thereunder and no material term of any such policy is void or voidable. No Company has received any notice of cancellation with respect to any such current Insurance Policy and there are no claims that are pending under any of the Insurance Policies. True and correct copies of all Insurance Policies have been delivered to the Buyer.

5.23. Intellectual Property. None of the Companies owns or licenses any patents, copyrights, trademarks, tradenames or other intellectual property other than its name.

5.24. Related Party Transactions. No Related Person of any Seller Party has (a) borrowed money from or loaned money to any Company which remains unpaid or owed, (b) any interest in any assets owned or used by any Company other than the leased real property or (c) engaged in any other material transactions with any Company.

5.25. Bank Accounts. Section 5.25 of the Disclosure Schedules sets forth a complete and correct list of all banking and safe deposit box arrangements of the Companies, specifying the bank, type of account and the names of all Persons authorized to draw against or have access thereto (including, without limitation, all authorized signatories).

5.26. Securities Law Matters. Investment Purpose. Each Seller is acquiring the Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

(i) Accredited Investor Status. Each Seller is an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D.

(ii) Reliance on Exemptions. Each Seller understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state Shares laws and that MariMed is relying in part upon the truth and accuracy of, and each Seller's compliance with, the representations, warranties, agreements, acknowledgments and understandings of each Seller set forth herein in order to determine the availability of such exemptions and the eligibility of each Seller to acquire the Shares.

(iii) Information. Each Seller and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of MariMed and information he deemed material to making an informed investment decision regarding his receipt of the Shares, which have been requested by each Seller. Each Seller and its advisors, if any, have been afforded the opportunity to ask questions of MariMed and its

management. Neither such inquiries nor any other due diligence investigations conducted by each Seller or its advisors, if any, or its representatives shall modify, amend or affect each Seller's right to rely on MariMed's representations and warranties contained in Section 6 below.

(iv) No Governmental Review. Each Seller understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares, or the fairness or suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(v) Transfer or Resale. Each Seller understands that: (i) the Shares have not been and are not being registered under the Shares Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Seller shall have delivered to MariMed an opinion of counsel, in a generally acceptable form to MariMed's transfer agent to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) such Seller provides MariMed with reasonable assurances (in the form of seller and broker representation letters) that such Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Shares Act, as amended (or a successor rule thereto) (collectively, "Rule 144"), in each case following the applicable holding period set forth therein; (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Shares Act) may require compliance with some other exemption under the Shares Act or the rules and regulations of the SEC thereunder; and (iii) neither MariMed nor any other person is under any obligation to register the Shares under the Shares Act or any state Shares laws or to comply with the terms and conditions of any exemption thereunder.

(vi) Legends. Each Seller agrees to the imprinting of a restrictive legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SHARES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SHARES LAWS. THE SHARES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SHARES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SHARES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SHARES LAWS.

5.27. Disclosure. No representation or warranty by the Seller Parties in this Agreement and no statement contained in any certificate furnished to the Buyer pursuant to the provisions hereof contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements made herein or therein not misleading.

6. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers as of the date hereof, and at and as of the Closing Date, as follows:

6.1. Organization and Good Standing. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full power and authority to conduct its business as it is now conducted.

6.2. Enforceability. This Agreement and each other agreement or instrument executed and delivered by the Buyer at the Closing (collectively, the "Buyer Closing Documents") has been or will be duly authorized as of the Closing by all requisite action on the part of the Buyer and constitute or will constitute as of the Closing the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, subject to the Enforceability Exceptions.

6.3. No Violation, Etc. The execution and delivery of this Agreement and each Buyer Closing Document by the Buyer, and the performance of the Buyer's obligations hereunder and thereunder does not and will not (a) violate or conflict with any provision of the organizational documents of the Buyer, (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default or give rise to any right of termination, cancellation or acceleration (with the passage of time, notice or both) under any Contract to which a the Buyer is a party or by which the Buyer is bound, (c) violate or conflict with any Legal Requirement to which the Buyer or any of its properties or assets are subject or (d) result in any Encumbrance on any assets of any of the Buyer.

6.4. Brokers Or Finders. Neither the Buyer nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the transactions contemplated hereby.

6.5. Legal Proceedings. There is no pending or, to the knowledge of the Buyer, threatened Proceeding by or against the Buyer that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated hereby.

7. Covenants and Other Agreements.

7.1. Conduct of Business by the Seller Parties. From the date hereof through the earlier of consummation of the Closing and any earlier termination of this Agreement, Companies shall, and the Seller Parties shall cause Companies to: (a) conduct their businesses and operations in the Ordinary Course of Business; (b) preserve intact their existence and business organization; (c) use their commercially reasonable efforts to preserve its assets; (d) pay all applicable Taxes as such Taxes become due and payable; and (e) maintain all licenses and Governmental Authorizations applicable to their operations and businesses.

7.2. Access to Information. From the date hereof through the earlier of consummation of the Closing and any earlier termination of this Agreement, the Seller Parties shall give the Buyer, its Related Persons and its Representatives access on reasonable notice during normal business hours to all properties, facilities and offices, and complete and correct copies of

all books, Records and Contracts (including customer and supplier Contracts) and such financial and operating data and other information with respect to the Companies as such persons may reasonably request. Such review shall be at the Buyer's sole cost and shall be conducted in a fashion that does not unreasonably interfere with the ability of the Companies to conduct their day-to-day operations.

7.3. Notice of Developments. During the Term of this Agreement, the Seller Parties shall promptly notify the Buyer in writing of any events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which would result in a Breach of a representation, warranty or covenant of any Seller Party in this Agreement, or which would have the effect of making any representation or warranty of any Seller Party in this Agreement untrue in any material respect, or would be reasonably likely to result in a Material Adverse Effect of any of the Companies. Any disclosure by any Seller Party pursuant to this Section 7.3 shall not be deemed to prevent or cure any misrepresentation, Breach of representation or warranty or Breach of covenant, or limit the rights of the Buyer under Section 8.3 or Section 9.

7.4. Exclusivity. During the Term of this Agreement, each of the Seller Parties agrees, and shall cause its Related Persons and its Representatives, not to, directly or indirectly, (i) solicit, facilitate or initiate, or encourage the submission of, proposals, inquiries or offers relating to; (ii) respond to any submissions, proposals, inquires or offers relating to; (iii) participate or engage in any negotiations or discussions with any Person relating to; (iv) otherwise cooperate in any way with or facilitate in any way (including, without limitation, by providing information) with any Person, other than the Buyer, relating to; or (v) enter into any agreement or agreement in principle in connection with, any acquisition, merger, business combination, recapitalization, consolidation, liquidation, dissolution, disposition or similar transaction involving any of the Companies, or any issuance, acquisition, sale or transfer of any securities or any substantial portion of the assets of any of the Companies.

7.5. Confidentiality. No party hereto shall, directly or indirectly, disclose or divulge any trade secrets, confidential information or other Proprietary Information of any of the Companies or any information relating to the terms of this Agreement or the transactions contemplated hereby; provided, however, that such confidential information may be disclosed to a party's legal, tax, accounting or related financial advisors, to the extent mandated by court order, or as reasonably necessary by a party's employees or agents to market or sell the Companies' products.

7.6. Commercially Reasonable Efforts; IDFPR Approval. The Buyer and the Seller Parties shall act promptly, and use their commercially reasonable best efforts, and shall cooperate with each other, in making, or causing to be made, any filings, applications and submissions required under Illinois statute, in order to permit consummation of the Buyer's acquisition of the Membership Interests including, without limitation, an application(s) to the IDFPR for approval of a change in ownership pursuant to Section 1141.39 of the PMMA with respect to Buyer's proposed acquisition of the Membership Interests, as contemplated in this Agreement ("IDFPR Approval").

7.7. Release of Personal Guaranties. The Buyer will, on or before March 31, 2020, use commercially reasonable best efforts to remove Gorgi Naumovski and Rosie Naumovski as

guarantors under the Du Quon Mortgage and to secure the release of their respective personal guaranties executed in connection therewith.

8. Conditions to Closing; Termination.

8.1. Conditions Precedent to Obligations of Buyer. The obligation of the Buyer to consummate the purchase of the Membership Interests at the Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, any or all of which the Buyer may waive in writing, at its sole and absolute discretion:

(a) Representations and Warranties. Each of the representations and warranties made by the Seller Parties in this Agreement shall be true and correct in all material respects as of the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date).

(b) Covenants. The Seller Parties shall have duly performed in all material respects all of the covenants, acts and undertakings required to be performed by them prior to the Closing under this Agreement.

(c) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted before any Governmental Body to enjoin, restrain, prohibit, or obtain damages in respect of, or which is related to, or arises out of, this Agreement or the consummation of the transactions contemplated hereby.

(d) Consents and Notices. All consents, approvals and waivers of any Person necessary or desirable to the consummation of the Closing and the transactions contemplated hereunder shall have been obtained and all notices to any Person necessary or desirable to the consummation of the Closing and the transactions contemplated hereunder shall have been delivered. A copy of each such consent, approval, waiver or notice shall have been provided to the Buyer and all such consents, approvals, waivers and notices shall be in a form reasonably acceptable to the Buyer.

(e) IDFPR Approval. IDFPR Approval shall have been obtained and written evidence thereof shall have been provided to the Buyer.

(f) Seller Parties Closing Deliveries. The Seller Parties shall have delivered to the Buyer the following:

(i) Certificate. A certificate from an executive officer of each of the Companies, dated as of the Closing Date, certifying that attached thereto are true and correct copies of such Company's certificate of formation and any amendments thereto to date, as well as the resolutions duly adopted by the members and/or managers of the Company authorizing the Company's execution, delivery and performance of this Agreement;

(ii) Good Standing Certificate. A certificate of good standing for each Company issued by the Secretary of the State of the State of Illinois, respectively, dated within ten (10) business days prior to the Closing Date;

(iii) Closing Certificate. A certificate from an executive officer of each Company, dated as of the Closing Date, certifying compliance with Sections 8.1(a) and 8.1(b) in a form reasonably acceptable to the Buyer;

(iv) Assignment of Membership Interests. An assignment by the Sellers to the Buyer assigning the Membership Interests to the Buyer on the Closing Date;

(v) Other Agreements. All other agreements, certificates, instruments, or documents reasonably requested by the Buyer to fully consummate the transactions contemplated and carry out the purposes and intent of this Agreement.

8.2. Conditions Precedent to Obligations of the Sellers. The obligation of the Sellers to consummate sale of the Membership Interests at the Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, any or all of which the Sellers may waive in writing, at their sole and absolute discretion:

(a) Representations and Warranties. Each of the representations and warranties made by the Buyer in this Agreement as of the Closing Date shall be true and correct in all material respects as of the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date).

(b) Covenants of Buyer. The Buyer shall have duly performed in all material respects all of the covenants, acts and undertakings required to be performed by it prior to the Closing.

(c) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby.

(d) IDFPR Approval. IDFPR Approval shall have been obtained and written evidence thereof shall have been provided to the Seller Parties.

8.3. Termination of Agreement. The Parties may terminate this Agreement as provided below:

(a) The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

8.4. Effect of Termination. If the parties to this Agreement terminate this Agreement pursuant to Section 8.3 above prior to the Closing, all rights and obligations of the parties hereunder shall terminate without any Liability of any party to any other party except for provisions set forth in Sections 7.5 and Section 10. No termination of this Agreement shall relieve any party of liability for its intentional breach or violation of this Agreement.

9. Indemnification.

9.1. Obligation to Indemnify.

(a) Mutual Obligation to Indemnify. Subject to the other provisions of this Section 9, each Party shall jointly and severally, shall defend, indemnify and hold harmless each other and, its Related Persons and their respective Representatives and successors and permitted assigns, from and against any and all actions, suits, proceedings, claims, demands, debts, liabilities, obligations, losses, diminution in value, damages, costs and expenses (collectively "Adverse Consequences"), arising out of, or in connection with, or caused by, directly or indirectly, any or all of the following: (i) any misrepresentation or Breach of any representation or warranty made by any Party in this Agreement or (ii) any Breach by the Seller Parties to satisfy or perform any covenant, restriction or agreement applicable to the Seller Parties contained in this Agreement or in any certificate or schedule delivered pursuant hereto.

9.2. Matters Involving Third Parties.

(a) The party or parties seeking indemnification hereunder (each, an "Indemnified Party") shall give the party or parties from whom indemnification is sought or to be sought (each, an "Indemnifying Party") prompt written notice of any Adverse Consequences suffered by, affecting or otherwise directed at it. If an indemnification claim involves a claim by a third party (a "Third Party Claim"), the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing, which notice shall include in reasonable detail a description of the Third Party Claim and copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practical of such Adverse Consequences, that has been or may be sustained by the Indemnified Party.

(b) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) calendar days of its intention to assume the defense of any Third Party Claim at the Indemnifying Party's expense and by the Indemnifying Party's own counsel, and the Indemnified Party shall cooperate in good faith in such defense. If the Indemnifying Party elects not to compromise or defend such Third Party Claim or fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnified Party may compromise, defend such Third Party Claim and seek indemnification for any and all Adverse Consequences based upon, arising from or relating to such Third Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.2(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any

settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld) and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld).

9.3. Survival. The representations and warranties made by the Seller Parties and the Buyer herein or in any certificate or schedule delivered pursuant hereto or thereto on the Closing Date, shall survive the Closing and continue in full force and effect for a period of eighteen (18) months from and after the Closing Date.

9.4. Special Indemnification by Buyer. The Buyer shall defend, indemnify and hold harmless each of Gorgi Naumovski and Rosie Naumovski, and his or her Related Persons and their respective Representatives and successors and permitted assigns, from and against any and all actions, suits, proceedings, claims, demands, debts, liabilities, obligations, losses, diminution in value, damages, costs and expenses, arising out of, or in connection with, or caused by, directly or indirectly, any claim made under the personal guaranty they provided in connection with the Du Quon Mortgage.

10. Miscellaneous.

10.1. Expenses. Each party to this Agreement shall pay all of the costs and expenses (including, without limitation, legal fees and expenses) incurred by it in negotiating and preparing this Agreement (and all other agreements, certificates, instruments and documents executed in connection herewith) and in consummating the transactions contemplated hereby.

10.2. Notices. All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) received by the addressee, if sent by certified mail, return receipt requested; or (c) received by the addressee if sent by e-mail, in each case to the addresses and marked to the attention of the person (by name or title) designated below its signature on the signature page hereof. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new address to the other parties in accordance with this Section provided that any such change of address notice shall not be effective unless and until received.

10.3. Entire Understanding; Amendments. This Agreement, together with the exhibits and schedules hereto, states the entire understanding among the parties with respect to the subject matter hereof and supersedes all prior oral and written communications and agreements with respect to the subject matter hereof, including, but not limited to the Membership Interest Purchase Agreeent among the Parties dates as of October __, 2018. This Agreement shall not be amended or modified except in a written document signed by all parties hereto.

10.4. Parties in Interest; Assignment; No Waivers; No Third Party Rights. This Agreement shall bind, benefit, and be enforceable by the parties hereto and their respective successors, legal representatives and assigns, heirs, executors, administrators and personal representatives. No party hereto may assign this Agreement or its obligations hereunder without the prior written consent of all other parties hereto. No waiver with respect to this Agreement shall

be enforceable unless in writing and signed by the party against whom enforcement of such waiver is sought. No failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, the same or any other right, power or remedy. Except as may be expressly set forth in this Agreement, nothing herein will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

10.5. Schedules. All Schedules attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein. The Schedules attached hereto are qualified in their entirety by reference to the specific provisions of this Agreement. Any disclosure made in any Schedule to this Agreement which would reasonably be apparent on its face to be responsive to another Schedule to this Agreement shall be deemed to be made with respect to such other Schedule regardless of whether or not a specific cross reference is made thereto.

10.6. Publicity. No press releases, filings or other publicity concerning the transactions contemplated hereby will be made without the express written consent of Buyer and Seller, such approval not to be unreasonably withheld or delayed by any such party.

10.7. Further Assurances. At any time and from time to time after the Closing Date, at the request of a party and without further consideration, the other parties shall promptly execute and deliver all such further agreements, certificates, instruments and documents and perform such further actions as such party may reasonably request, in order to fully consummate the transactions contemplated hereby and carry out the purposes and intent of this Agreement.

10.8. Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto, and the parties agree that this Agreement shall be reformed to replace such unenforceable provisions with a valid and enforceable provision that comes as close as possible to expressing the intent of the unenforceable provision.

10.9. Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof. Signatures of the parties transmitted by facsimile or electronic mail shall be deemed to be original signatures for all purposes.

10.10. Section Headings; References. Section and subsection headings in this Agreement are for convenience of reference only and shall neither constitute a part of this Agreement nor affect its interpretation. All words in this Agreement shall be construed to be of such number and gender as the context requires or permits.

10.11. Governing Law;. This Agreement is entered into in the state of Illinois and all issues arising hereunder shall be interpreted and governed in all respects by the laws of such state

10.12. <u>Interpretation</u>. In this Agreement, unless a clear contrary intention appears: (a) the singular number includes the plural number and vice versa; (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) reference to any gender includes each other gender; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any "Legal Requirement" means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (f) "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof; (g) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and (h) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Agreement as of the day and year set forth at the beginning of this Agreement.

MARI HOLDINGS LLC

By:______________________________
Name: Jon Levine
Title: Manager

Address: 10 Oceana Way, Norwood, MA 02062
E-mail: jlevine@marimedinc.com

MARIMED, INC.

By:______________________________
Name: Jon Levine
Title: Chief Financial Officer

Address: 10 Oceana Way, Norwood, MA 02062
E-mail: rfireman@marimedinc.com

KPG ANNA LLC

By:______________________________
Name:
Title:

Address:
E-mail:

KPG HARRISBURG LLC

By:______________________________
Name:
Title:

Address:
E-mail:

Roseann Naumovski
Address:
E-mail:

Gorgi Naumovski
Address:
E-mail:

Brad Galli
Address:
E-mail:

EXHIBIT A

DEFINITIONS

For purposes of the Agreement, the following terms and variations thereof have the meanings specified or referred to in this Exhibit A:

"Adverse Consequences" shall have the meaning set forth in Section 9.1(a).

"Agreement" shall have the meaning set forth in the preamble to this Agreement.

"Breach" means any material breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement.

"Buyer" shall have the meaning set forth in the preamble to this Agreement.

"Buyer Closing Documents" shall have the meaning set forth in Section 6.2(a).

"Closing" shall have the meaning set forth in Section 4.

"Closing Date" shall have the meaning set forth in Section 4.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company" shall have the meaning set forth in the background to this Agreement.

"Composite Return" shall mean any Tax Return filed by the Company in any U.S. state or local jurisdiction (whether separately filed or combined with another Tax Return of the Company) whereby Company is permitted to report and pay on a "composite" basis the personal income tax liability of those members who are non-residents of such state or locality with respect to the apportioned income or gain of Company's taxable income to those members in such state or locality.

"Composite Taxes" shall mean any state or local income Taxes to be paid or remitted by Company on behalf of its members or other Persons under any Composite Return, but shall not include any state or local Taxes on corporate income, capital, profits, gross receipts, property, franchise, etc. where Company, not its members, bears the real incidence of tax.

"Consent" means any approval, consent, ratification, waiver or other authorization.

"Contract" means any agreement, contract, lease, consensual obligation, promise or undertaking (whether written or oral).

"Disclosure Schedules" means those schedules delivered by the Seller Parties and attached to this Agreement.

"IDFPR" shall mean the Illinois Department of Financial & Professional Regulation.

"IDFPR Approval" shall have the meaning set forth in Section 7.6.

"Employee Plans" shall have the meaning set forth in Section 5.13(b).

"Encumbrance" means any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage deed of trust, right of way, easement, encroachment, servitude, right of first option, right of first or last negotiation or refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

"Enforceability Exceptions" shall have the meaning set forth in Section 5.1.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any United States Department of Labor Regulations thereunder.

"Governmental Authorization" means any Consent, license, registration, approval, exemption, notification or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body" means any: (a) nation, state, county, city, town, borough, village, district or other jurisdiction; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); (d) multinational organization or body; (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or (f) official of any of the foregoing.

"Indemnified Party" shall have the meaning set forth in Section 9.2(a).

"Indemnifying Party" shall have the meaning set forth in Section 9.2(a).

"Insurance Policy" means any public liability, product liability, general liability, comprehensive, property damage, vehicle, life, hospital, medical, dental, disability, worker's compensation, key man, fidelity bond, theft, forgery, errors and omissions, directors' and officers' liability, or other insurance policy of any nature.

"IRS" means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

"Judgment" means any order, writ, injunction, citation, award, decree or other judgment of any nature of any foreign, federal, state or local court, governmental body, administrative agency, regulatory authority or arbitration tribunal.

"Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, guideline, standard, order, Governmental Authorization, statute or treaty.

"Liability" means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

"Material Adverse Effect" means any change or effect that is materially adverse to the business, assets, liabilities, financial condition, prospects or results of operations of a Company taken as a whole.

"Material Contract" shall mean:

(a) any Contract (written or oral) to which a Company is a party or bound involving payments by or to such Company in excess of $20,000 annually;

(b) any trust, indenture, mortgage, promissory note, loan agreement or other Contract for indebtedness, other than trade payables incurred in the Ordinary Course of Business;

(c) any Contract relating to intellectual property;

(d) any Contract limiting the freedom of a Company to engage in any line of business or to compete with any other Person;

(e) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the Liabilities of any other Person other than customer agreements made in the Ordinary Course of Business;

(f) any employment agreement, consulting agreement or other similar agreement with directors, officers, managers, members, key employees, consultants or independent contractors;

(g) any Contract concerning a partnership or joint venture;

(h) any real property or personal property lease to which a Company is a party;

(i) any Contract with any Governmental Body; or

(j) any Contract that provides for any change in control or other payments due upon or accelerated by the consummation of the transactions contemplated hereby.

"Material Interest" shall have the meaning set forth in the definition of Related Person.

"Order" means any order, injunction, judgment, decree, ruling, directive, assessment or arbitration award of any Governmental Body or arbitrator.

"Ordinary Course of Business" means the ordinary course of business of a Company consistent with the past practices of such Company or taken in the ordinary course of the normal, day-to-day operations of such Company.

"Person" means any individual, sole proprietorship, joint venture, partnership, corporation, limited liability company, association, cooperative, trust, estate, Governmental Body, administrative agency, regulatory authority, or other entity of any nature whatsoever.

"Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Purchase Price" shall have the meaning set forth in Section 3.1.

"Membership Interests" shall have the meaning set forth in the Recitals.

"Record" means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

"Regulations" means the income tax regulations promulgated under the Code.

"Related Person" means, with respect to a particular individual: (a) each other member of such individual's Family (as defined below); (b) any Person that is directly or indirectly controlled by any one or more members of such individual's Family; (c) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest (as defined below); and (d) any Person with respect to which one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

With respect to a specified Person other than an individual: (a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; and (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

For purposes of this definition, (a) "control" (including "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; (b) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree (including by blood, marriage or adoption) and (iv) any other natural person who resides with such individual; and (c) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

"Representative" means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

"Securities Act" means the Securities Act of 1933, as amended.

"Sellers" shall have the meaning set forth in the preamble to this Agreement.

"Seller Party Closing Documents" shall have the meaning set forth in Section 5.1.

"Seller Indemnifying Person" shall have the meaning set forth in Section 9.1(a).

"Seller Party" or "Seller Parties" shall have the meaning set forth in the preamble to this Agreement.

"Seller Party Closing Documents" shall have the meaning set forth in Section 5.1.

"Special Representations" shall have the meaning set forth in Section 9.3.

"Tangible Personal Property" shall mean all furniture, fixtures, leasehold improvements, production equipment, office equipment, accessories, parts, supplies, materials, vehicles, computer hardware, data processing equipment and other equipment owned by Company and all other tangible personal property of every kind owned or leased by Company and all related warranties and similar rights.

"Tax" or "Taxes" means (a) mean any and all federal, state, local and foreign (whether imposed by a country or political subdivision or authority thereunder) taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including, without limitation, any federal, state, local or foreign income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, value added, ad valorem, profits, occupancy, general property, real property, personal property, intangible property, transfer, stamp, premium, custom, duty, escheat, environmental, fuel, excise, license, lease, service, service use, recapture, parking, employment, occupation, severance, payroll, withholding, unemployment compensation, social security, retirement or other tax, fiscal levy or charge of any nature; (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, other fee or charge of any nature imposed by a Government Body or other authority; or (c) any deficiency, interest, penalty or addition imposed with respect to any of the foregoing and any obligations under any agreements or arrangements with any other Person with respect to such amounts, and including any liability for taxes of a predecessor entity.

"Tax Return" means all returns and reports, amended returns, information returns, statements, declarations, estimates, schedules, notices, notifications, forms, elections, certificates or other documents filed or required to be filed or submitted to any Governmental Body or any Person with respect to the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of, or compliance with, any Tax.

"Term" means the period from the date of this Agreement through the consummation of the Closing or earlier termination of this Agreement pursuant to its terms.

"Third Party Claim" shall have the meaning set forth in Section 9.2(a).